UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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BELLSOUTH CORPORATION

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On March 6, 2006, BellSouth and AT&T Inc. made a joint analyst presentation concerning the proposed merger of AT&T Inc. with BellSouth Corporation. The following consists of the slides used in connection with the analyst presentation.

AT&T, BellSouth Merger Substantial Synergy Opportunities, Strengthened Growth Platforms in Wireless, Business and Integrated Services

Strategic Overview Edward E. Whitacre Jr. Chairman and CEO, AT&T Inc. Duane Ackerman Chairman and CEO, BellSouth Corporation Randall Stephenson Chief Operating Officer, AT&T Inc. Rick Lindner Senior Executive Vice President and Chief Financial Officer, AT&T Inc. Transaction Summary James S. Kahan Senior Executive Vice President - Corporate Development, AT&T Inc. Synergy Opportunities Financial Impacts Qs and As Agenda

Cautionary Language Concerning Forward-Looking Statements We have included or incorporated by reference in this document financial estimates and other forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially from these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and are subject to significant risks and uncertainties and outside of our control. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of AT&T shareholders to approve the issuance of AT&T common shares or the failure of BellSouth shareholders to approve the merger; the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in AT&T's, BellSouth's, and Cingular Wireless LLC's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site (http://www.sec.gov). AT&T is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. This presentation may contain certain non-GAAP financial measures. Reconciliations between the non- GAAP financial measures and the GAAP financial measures are available on the applicable company's Web site at www.sbc.com/att.investor.relations for AT&T and www.bellsouth.com/investor for BellSouth.

NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement/prospectus of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC's Web site (www.sec.gov). Copies of AT&T's filings may also be obtained without charge from AT&T at AT&T's Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Copies of BellSouth's filings may be obtained without charge from BellSouth at BellSouth's Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309. AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T's directors and executive officers is available in AT&T's 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T's preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth's directors and executive officers is available in BellSouth's 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth's proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration statement and joint proxy statement, and the other relevant documents filed with the SEC when they become available. Note

Edward E. Whitacre Jr. Chairman and Chief Executive Officer AT&T Inc.

Strategic Benefits: Logical Step for Both Companies Improves AT&T's growth profile with increased exposure to wireless Creates a strong national and global competitor better positioned to innovate and deliver new services Gives Cingular Wireless single ownership with the industry's best combined wireless and wireline reach Strengthens capabilities in business markets through converged services and a single point of contact for both wireless and wireline. Creates a company with expanded opportunities to deliver advanced broadband and IP-based services

Substantial synergies from multiple sources: network, IT, consolidating traffic, combining staff and headquarters functions, single brand $18 billion net present value of expected synergies AT&T board of directors has authorized an expanded share repurchase - plan to buy back at least $10 billion of our shares over the next 22 months Value-Creating Transaction

AT&T and BellSouth share a strong tradition and a commitment to people, communities and corporate citizenship Commitment to Customers and Community Service High-quality customer service Community involvement and civic leadership Diversity in employee development and supplier relations

Duane Ackerman Chairman and Chief Executive Officer BellSouth Corporation

Benefits of Combination Uniting with one of the most respected companies in America Moving forward with industry progress and technology advancements Providing a strong portfolio of assets Continuing shareholder value

Benefits to Shareholders, Employees and Customers of BellSouth Shareholders benefit from: 38% ownership in AT&T Increased dividends Merger synergies Customers benefit from: Excellent customer service Product innovation Employees benefit from: Joining the largest global communications provider Strong cultural fit

James S. Kahan Senior Executive Vice President - Corporate Development AT&T Inc.

Transaction Summary All-stock transaction with fixed exchange ratio of 1.325 AT&T shares for each BellSouth share Exchange ratio represents a 17.9% premium to March 3 closing price for BellSouth's shares Transaction size: Equity purchase price $67.1 billion BellSouth net debt 16.8 billion BellSouth's proportionate Cingular net debt 5.5 billion Total transaction $89.4 billion Net debt is total debt net of cash and short-term investments as of 12/31/05.

Share Repurchase Plans $67.1 equity value of transaction - represents a premium of $10 billion to equity market value at close of trading on March 3 AT&T's board has authorized an expanded share repurchase of 400 million shares through 2008 Share buyback of at least $10 billion planned over next 22 months $2 billion or more in 2006, as planned Share repurchase authorization approximates the transaction premium

Terms and Conditions Closing terms and conditions, interim operating covenants, and deal protections are all standard for a transaction of this size Thorough due diligence process Experienced teams Companies very familiar with each other's operations Strong working relationship through joint ownership of Cingular Wireless 12 month drop-dead date can be extended for an additional six months by either company for certain regulatory approvals

Terms and Conditions Three BellSouth board members added to AT&T board Maintain Cingular Wireless and Southeast regional telephone headquarters in Atlanta Retention bonus plan to assure continuity, maintain key personnel

Approvals Shareowner approval at both AT&T and BellSouth Hart Scott Rodino filing - Department of Justice review Federal Communications Commission review At least five states in BellSouth's region including Florida, Kentucky, Louisiana, Mississippi and North Carolina Additional state reviews for IXC and CLEC certificates Limited foreign competition approvals Reasonable to expect approvals to be completed within 12 months

Randall Stephenson Chief Operating Officer AT&T Inc.

Substantial Value Clear, achievable synergies, which drive attractive financial returns to shareowners Synergies ramp quickly Most come from cost side of the business Execution is straightforward Simplified ownership and operating structure for Cingular Wireless Single brand - more effective and cost-efficient Accelerated technology evolution Cingular's wireless networks and AT&T's wireline networks both are moving to IP-based technologies Significant opportunities in convergence with access to content and applications across three screens

Expected Synergies Headquarters/ Corporate Network and Sales Operations IT Support Procurement Advertising/ Brand More than $2 billion annual synergy run rate in 2008, growing to more than $3 billion by 2010 More than 90% of expected synergies come from clearly identified cost reductions $18 billion net present value of identified synergies 39

Synergy Opportunities on Multiple Fronts Not just another ILEC to ILEC merger Combining functions, coordinating operations, sharing technology platforms at three companies: AT&T, BellSouth and Cingular Consolidate advertising spend, moving from three brands to one Consolidated staff and support functions from AT&T, BellSouth and Cingular Move BellSouth LD traffic from third parties to AT&T network Move Cingular traffic to common IP backbone Move AT&T dedicated access to BellSouth network Optimize IT, support and customer care platforms R&D, product development spread across larger base, AT&T Labs

Revenue Opportunities Revenue synergies modeled conservatively Significant long-term revenue potential AT&T's large business services can be migrated to BellSouth's small and medium business base Enterprise customers in Southeast will benefit from AT&T's global reach and advanced product sets Single point of contact, unified effort in wireless/ wireline enterprise sales Industry's best combined wireless/wireline reach creates broader opportunity for integrated products

Revenue Mix: Improved Growth Profile Wireless Bus Whole Cons Dir East 34 26 12 23 5 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 2007 Pro Forma Revenues - Combined AT&T+BellSouth Directory 5% Wireless 34% Consumer 23% Business 26% Wholesale 12% Increased exposure to wireless with one-third of total 2007 revenues coming from Cingular 72% of total revenues come from wireless and sales to business customers

Simplified Wireless Ownership and Operating Structure Allows for easier, faster integration of wireless and wireline networks and services Enables full shared use of network assets, including AT&T's IP backbone Drives operating efficiencies for both wireless and wireline, as duplicate staff and support functions are combined Allows for shared R&D and product development, shared content and applications

Logical Progression in Terms of Execution Cingular's integration of AT&T Wireless merger is on or ahead of schedule in every major area, 3G UMTS/HSDPA network deployment will be largely complete in 2006 The majority of SBC/AT&T Corp. merger integration projects on track to be completed in 2006, ahead of BellSouth merger's expected close BellSouth merger integration expected to begin in early 2007, will be sequenced to build on progress in both previous integrations Expect to utilize the proven planning approaches and experience from most recent integrations, with focus on keeping talented personnel, providing seamless experience to customers

Richard G. Lindner Senior Executive Vice President and Chief Financial Officer AT&T Inc.

Income Statement Prior to Merger with BellSouth Cingular results included in Equity in Net Income of Affiliates line of Consolidated Statements of Income After Merger with BellSouth BellSouth and Cingular operating results will be consolidated in revenues and expenses Balance Sheet AT&T investment in Cingular reflected in Investments in and Advances to Cingular Wireless Under purchase accounting, BellSouth and Cingular will incur opening balance sheet adjustments and be consolidated into AT&T's balance sheet Cash Flow Statement AT&T records cash received from and paid to Cingular in Investing Activities and cash provided by Operating Activities BellSouth and Cingular cash flows will be recognized in net cash provided by operating, investing and financing activities Changes To Financial Statements

Breakdown of Expected Synergies Revenue CAPEX Expense East 9 14 77 West 30.6 38.6 34.6 North 45.9 46.9 45 Percentage Breakdown $18 Billion of Net Synergies CAPEX 14% Operating Expense 77% Advertising Network/IT Headcount East 20 30 50 West 30.6 38.6 34.6 North 45.9 46.9 45 Percentage Breakdown Operating Expense Synergies Network/IT 30% Advertising 20% Headcount 50% Revenue 9%

Expected Expense Synergies (dollars in billions) 2007 2008 2009 Organizational Consolidation $0.2 - $0.3 $0.8 - $0.9 $1.0 - $1.1 Network/IT/Procurement $0.2 - $0.3 $0.4 - $0.5 $0.7 - $0.8 Advertising $0.0 - $0.0 $0.4 - $0.5 $0.4 - $0.5 Sources of Operating Synergies Elimination of corporate duplication, consolidation of sales, marketing Optimization of transport and network operations Merge LD network and operations Procurement leverage Three brands going to one Expense Synergies (dollars in billions) 2007 2008 2009 0.6 1.5 2.2 West North $0.4 - $0.6 $1.6 - $1.9 $2.1 - $2.4

Capital Expenditure Synergy Opportunities (dollars in billions) 2007 2008 2009 Expected Capital Synergies $0.1 - $0.2 $0.3 - $0.4 $0.4 - $0.5 Expected Integration Capital $(0.7) - $(0.6) $(0.2) - $(0.1) $(0.2) - $(0.1) Expected Net Capital Synergies $(0.6) - $(0.4) $0.1 - $0.3 $0.2 - $0.4 Sources of Capital Synergies Procurement Cingular IP network, voice, and transport facilities IT data centers, support systems Expected Capital Synergies (dollars in billions) 2007 2008 2009 0.1 0.3 0.5 West North $0.1 - $0.2 $0.3 - $0.4 $0.4 - $0.5

Revenue Synergy Opportunities (dollars in billions) 2007 2008 2009 Expected Revenue Synergies (EBITDA Impact) $0.0 $0.0 - $0.1 $0.1 - $0.2 Sources of Revenue Synergies Strengthened performance in business due to single point of contact for wireless and wireline Expansion of BellSouth's in-region medium business segments Expected EBITDA from Revenue Synergies (dollars in billions) 2007 2008 2009 0 0.1 0.2 West North $0.0 $0.0 - $0.1 $0.1 - $0.2

Purchase Accounting Impacts (dollars in billions) 2007 2008 2009 Expected Accounting Impacts1 $(4.2) - $(3.9) $(3.5) - $(3.2) $(2.7) - $(2.4) Sources of Accounting Impacts Valuation and amortization of purchased customer list intangibles Elimination of existing purchased amortization Expected Accounting Impacts (dollars in billions) 1 Subject to modification with final valuation. 2007 2008 2009 -4150 -3350 -2650 West North ($4.2) - ($3.9) ($3.5) -($3.2) ($2.7) - ($2.4)

2007 2008 2009 Synergies Revenue synergies (EBITDA Impact) $0.0 $0.0 - $0.1 $0.1 - $0.2 Expense synergies $0.4 - $0.6 $1.6 - $1.9 $2.1 - $2.4 Capex synergies $0.1 - $0.2 $0.3 - $0.4 $0.4 - $0.5 Total synergies $0.5 - $0.8 $1.9 - $2.4 $2.6 - $3.1 One-time costs Integration costs - Expense $(2.0) - $ (1.8) $(0.4) - $(0.2) $(0.1) - $0.0 Integration costs - Capital $(0.7) - $(0.6) $(0.2) - $(0.1) $(0.2) - $(0.1) Integration costs - Total $(2.7) - $(2.4) $(0.6) - $(0.3) $(0.3) - $(0.1) Purchase accounting impacts1 Expected accounting impacts $(4.2) - $(3.9) $(3.5) - $(3.2) $(2.7) - $(2.4) Summary of Financial Impacts (dollars in billions, pretax) 1 Subject to modification with final valuation.

(earnings per share) $0.12 - $0.14 $0.08 - $0.10 $ (0.02) - $0.02 $0.27 - $0.29 $0.35 - $0.37 $0.41 - $0.43 Plus: Intangible Amortization Integration Expense $(0.19) - $(0.15) $(0.33) - $(0.29) $(0.62) - $(0.58) Reported EPS Expected AT&T EPS Impacts 2008 2009 2007 $0.01 - $0.03 $0.04 - $0.06 $0.19 - $0.21 Adjusted EPS

Revenue Growth January 2006 Outlook Total revenues, including proportionate Cingular, returns to growth in 2008 Business, including wholesale, returns to growth exiting 2008 Revised Outlook Total revenues return to growth in 2007 No Change Expected Impacts To Guidance EPS Double-digit adjusted EPS growth expected over each of the next three years No Change

Force From 2006-2008 ... merger-related reductions of 13,000 Additional 13,000 reduction driven by operational initiatives Nearly 10,000 additional reduction from AT&T/BellSouth merger from 2007-2009 January 2006 Outlook Revised Outlook Expected Impacts To Guidance Capex Excluding Cingular ... $8.0 - $8.5 billion in 2006 low teens as a percent of revenue in 2007 and 2008 Cingular: $7.0 billion to $7.5 billion in 2006 No change for 2006 Mid teens as percent of revenue for combined company in 2007 and 2008, including Cingular

Cash Flow $2 billion free cash flow after dividends1 in 2006 $4 billion to $5 billion free cash flow after dividends1 starting in 2007 No Change No change in 2007, more than $6 billion free cash flow after dividends2 in 2008 1Free cash flow after dividends is cash from operations plus proportionate share of Cingular free cash flow, less capital expenditures and dividends. 2Free cash flow after dividends is cash from operations less capital expenditures and dividends. Expected Impacts To Guidance January 2006 Outlook Revised Outlook Share Repurchase At least $2 billion in 2006 At least $10 billion over the next 22 months with at least $2 billion expected in 2006

Financial Summary Significant achievable synergies that ramp quickly Adjusted EPS neutral in 2007, positive starting in 2008 Free cash flow additive starting in 2008 Cash flows provide potential for continued dividend growth, share repurchase and debt retirement Minimal to no impact on credit metrics 75

AT&T, BellSouth Merger Substantial Synergy Opportunities, Strengthened Growth Platforms in Wireless, Business and Integrated Services